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                                                                    EXHIBIT 99.3
                                                                    NEWS RELEASE

[LOGO OF INDUSTRIAL SCIENTIFIC CORPORATION]

                              1001 Oakdale Road         Phone 412-788-4353
                              Oakdale, PA 15071-1500    1-800-DETECTS (338-3287)
                              USA                       Fax 412-788-8353

Date:    May 7, 1997
Release: Immediate
Contact: James P. Hart, Vice President Finance
         Chief Financial Officer
         412-788-4353


                  INDUSTRIAL SCIENTIFIC CORPORATION ANNOUNCES
                             SALE OF MONITOR GROUP

PITTSBURGH, PA--Industrial Scientific Corporation (NASDAQ/NMS symbol:ISCX) today reported that it has completed the previously announced sale of its Monitor Group business unit to L.B. Foster Company. Based in Cheswick, PA, Monitor Group is a developer of portable mass spectrometers that was acquired by Industrial Scientific in June 1995.

Headquartered in Oakdale, Pennsylvania, Industrial Scientific Corporation designs, manufactures and sells gas monitoring instruments, systems, and other technical products for the preservation of life and property.

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